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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated November 21, 2003, except for paragraph 3 of Note 1 which is as of December 12, 2003 and for Note 22 which is as of April 14, 2004, relating to the financial statements and financial statement schedule of Universal Technical Institute, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such amended Registration Statement.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
April 15, 2004